Exhibit n 2

ECLIPSE FUNDS	AMENDED AND RESTATED
MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3

EXHIBIT A

As of October 23, 2009

BALANCED FUND

SMALL COMPANY VALUE FUND

EXHIBIT B

FUND NAME	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Investor Class

Balanced Fund	•	•	•	•	•	•	•	•

Small Company Value Fund	•	•	•	•	•	•	•	•